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                                                 Exhibit 1.1




                   Enron Oil & Gas Company

                   Underwriting Agreement


                                           November 13, 1996


Enron Oil & Gas Company
1400 Smith Street
Houston, Texas  77002

Ladies and Gentlemen:

      J. P. Morgan Securities Inc., Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and Salomon Brothers Inc (the "Underwriters") understand that Enron Oil & Gas Company, a Delaware corporation (the "Company"), proposes to issue and sell $150,000,000 aggregate principal amount of 6.70% Notes due November 15, 2006 (the "Purchased Securities"), registered on Registration Statement No. 333-09919. Subject to the terms and conditions set forth herein or incorporated by reference herein and referred to below, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the principal amount of such Purchased Securities set forth below opposite their names at a purchase price equal to 99.178% of the principal amount thereof, plus accrued interest, if any, from November 18, 1996:

                     Name                   Principal
                                            Amount
     J. P. Morgan Securities Inc.           $ 37,500,000
     Goldman, Sachs & Co.                   $ 37,500,000
     Morgan Stanley & Co. Incorporated      $ 37,500,000
     Salomon Brothers Inc                   $ 37,500,000
          Total                             $150,000,000

     The Underwriters will pay for such Purchased Securities upon confirmation of delivery thereof at the offices of Bracewell & Patterson, L.L.P., South Tower Pennzoil Place, 711 Louisiana Street, Suite 2900, Houston, Texas 77002-2781 at 9:00 a.m. (Houston time) on November 18, 1996.

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      The  Purchased  Securities shall  have  the  following
terms:

       Maturity:  November 15, 2006
       Interest Rate: 6.70% per annum
   Redemption Provisions:  None
   Interest  Payment Dates:  May 15 and November 15 of  each
        year, commencing May 15, 1997
   Sinking Fund:  None
   Date referred   to  in  Section  6(1)  of  the   Standard
        Provisions:  November 18, 1996
   Purchase Price: 99.178% of the principal amount thereof
   Listing:  None
   Other  Items:   References  in  the  Standard  Provisions
        (i) to registration of the Purchased Securities in such names and in such denominations as requested by the Underwriters at least three full business days prior to the Closing Date, shall refer to one business day prior to the Closing Date, (ii) in
        Section   7  to  the  Registration  Statement,   any
        preliminary prospectus or the Prospectus, or any amendment or supplement to any of the foregoing shall include, without limitation, any electronically transmitted copies thereof, including, without limitation, any copies filed with the Commission pursuant to EDGAR, (iii) to
        Lewis P. Chandler, Jr., as Senior Vice President and General Counsel of the Company, shall refer to Barry Hunsaker, Jr., Senior Vice President and General Counsel of the Company or to Vinson & Elkins L.L.P., as counsel for the Company, (iv) to settlement in next business day funds shall refer to settlement in immediately available funds pursuant to settlement procedures of The Depository Trust Company, and (v) to Sullivan & Cromwell, as counsel to the Underwriters, shall refer to Bracewell & Patterson, L.L.P. In addition,
        (i) Sections 7(a) and 7(b) of the Enron Oil & Gas Company Debt Securities Underwriting Agreement Standard Provisions dated September 1, 1991 is hereby amended to read as set forth in Annex A hereto, and (ii) the Company is making the representations and warranties attached hereto as Annex B.

      All statements, requests, notices, communications and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail, telex or facsimile transmission to the Underwriters in care of J.P. Morgan Securities Inc. at 60 Wall Street, 13th Floor, New York, New York 10260, Attention: Karen Giles, Associate, Facsimile No. (202) 648-5151; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to it at 1400 Smith Street, Houston, Texas 77002, Attention:
Walter Wilson, Senior Vice President and Chief Financial Officer, Facsimile No. (713) 646-2113.

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      Unless  otherwise provided herein, all the  provisions
contained in the document entitled Enron Oil & Gas Company Debt Securities Underwriting Agreement Standard Provisions dated September 1, 1991, a copy of which was filed as an exhibit to, or incorporated by reference into, Registration Statement No. 333-09919, are hereby incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.

      Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below and returning the signed copy to us, and in addition have an authorized officer send us no later than 5:00 p.m. (New York time) on November 13, 1996 by wire, telex, facsimile transmission or other written means, the following message:

     We have entered into the Underwriting Agreement dated November 13, 1996 relating to the Purchased
     Securities referred to therein by signing a copy of the Underwriting Agreement and returning the same or depositing the same in the mail to you.

                         Very truly yours,

                         J. P. MORGAN SECURITIES INC.
                         GOLDMAN, SACHS & CO.
                         MORGAN STANLEY & CO. INCORPORATED
                         SALOMON BROTHERS, INC

                         By:  J. P. MORGAN SECURITIES INC.


                              By:  /s/ Raymond A. Schmitt
                                       Name:   Raymond A. Schmitt
                                       Title:  Vice President

Accepted:

ENRON OIL & GAS COMPANY


By:  /s/ Cedric W. Burgher
      Name:   Cedric W. Burgher
      Title:  Treasurer